Exhibit 33.1.2

[Letterhead of Cenlar FSB]

Management Assessment

Management of Cenlar FSB (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission for residential mortgage loans (the Platform), except for servicing criteria 1122(d)(1)(iii) Backup Servicer, as of and for the year ended December 31, 2007. This criteria is not applicable to the Company because the Company does not perform activities with respect to the Platform relating to this criteria. With respect to servicing criteria 1122(d)(4)(xi) and 1122 (d)(2(vi), management has engaged various vendors to perform some of the activities required by these servicing criteria. The Company’s management has determined that these vendors are not considered a “servicer” as defined in item 1101(j) of Regulation AB, and the Company’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). Management has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Company’s management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2007. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2007, Cenlar FSB has complied in all material respects with the servicing criteria, except for the servicing criteria 1122 (d)(1)(iii) Backup Servicer, set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2007.

/s/: Gregory S. Tornquist

Gregory S. Tornquist

President and CEO

/s/: Stephen W. Gozdan	/s/: Jeanne M. Bader
Stephen W. Gozdan	Jeanne M. Bader
Chief Financial Officer	Director of Loan Administration

February 22, 2008

Appendix A

Securities Covered in Cenlar FSB’s REG AB Attestation:

Issuer	Security	* Period Subserviced by Cenlar FSB
New York Mortgage Company	NYMC 06-1	12/31/07
UBS Real Estate Securities, Inc	MALT 06-3	2/1/07
UBS Real Estate Securities, Inc	MABS 06-AB1	12/31/07
UBS Real Estate Securities, Inc	MASTR 06-1	2/1/07
UBS Real Estate Securities, Inc	MASTR 06-OA1	12/31/07
UBS Real Estate Securities, Inc	MASTR 06-3	2/1/07
UBS Real Estate Securities, Inc	MARM 06-OA2	12/31/07
UBS Real Estate Securities, Inc	MARM 07-1	12/31/07
UBS Real Estate Securities, Inc	MALT 07-1	12/31/07
UBS Real Estate Securities, Inc	MARM 07-HF1	6/1/07
UBS Real Estate Securities, Inc	MARM 07-3	12/31/07
UBS Real Estate Securities, Inc	MARM 07-HF2	9/1/07
UBS Real Estate Securities, Inc	MAST 07-1	12/31/07
UBS Real Estate Securities, Inc	MALT 07-HF1	12/31/07
Opteum Finacial Services, LLC	OMAC 06-1	12/31/07
Opteum Finacial Services, LLC	OMAC 06-2	12/31/07
Opteum Finacial Services, LLC	BAFC 2006-H	12/31/07
Opteum Finacial Services, LLC	CMLTI 06-FX1	12/31/07
Opteum Finacial Services, LLC	CMLTI 07-OPX1	12/31/07
Opteum Finacial Services, LLC	CMLTI 07-6	12/31/07
Opteum Finacial Services, LLC	CMLTI 07-AR7	12/31/07
Opteum Finacial Services, LLC	DBALT 07-AR3	6/1/07
Opteum Finacial Services, LLC	CMLTI 07-10	12/31/07
Thornburg Mortgage Home Loans, Inc	TMST 2006-1	12/31/07
Thornburg Mortgage Home Loans, Inc	TMST 2006-2	12/31/07
Thornburg Mortgage Home Loans, Inc	TMST 2006-3	12/31/07
Thornburg Mortgage Home Loans, Inc	TMST 2006-4	12/31/07
Thornburg Mortgage Home Loans, Inc	TMST 2006-5	12/31/07
Thornburg Mortgage Home Loans, Inc	TMST 2006-6	12/31/07
Thornburg Mortgage Home Loans, Inc	Zuni Mtg. Loan Trust 2006-OA1	12/31/07
Thornburg Mortgage Home Loans, Inc	TMST 2007-1	12/31/07
Thornburg Mortgage Home Loans, Inc	TMST 2007-2	12/31/07
Thornburg Mortgage Home Loans	TMST 2007-3	12/31/07

Thornburg Mortgage Home Loans	TMST 2007-4	12/31/07
Thornburg Mortgage Home Loans	TMST 2007-5	12/31/07
Lydian Private Bank	GSR 2006 AR1	12/31/07**
Lydian Private Bank	GSR 2006-AR2	12/31/07**

* Indicates date the security was transferred to another servicer. Cenlar FSB serviced the loans up until this date

** Transferred to Cenlar FSB 12/1/07